UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Applied Micro Circuits Corporation

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INVITATION TO FISCAL 2008 ANNUAL MEETING OF STOCKHOLDERS

DATE: Tuesday, August 19, 2008

TIME: 10:00 a.m.

PLACE: AMCC Corporate Headquarters
215 Moffett Park Drive, Sunnyvale, California 94089

July 8, 2008

Dear Stockholders:

Please join me at the Annual Meeting of Stockholders of Applied Micro Circuits Corporation on August 19, 2008. At the annual meeting, we will ask you to elect the seven nominees for director named in the accompanying proxy statement and ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2009.

In addition to the formal items of business, at the annual meeting I will review our major developments over the past several months and share with you our plans for the future. You will have the opportunity to ask questions and express your views to our senior management. Members of the Board of Directors will also be present.

Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. We have provided instructions on how to vote your shares by proxy in the accompanying proxy statement. Please vote as soon as possible.

Sincerely yours,

KAMBIZ HOOSHMAND
President and Chief Executive Officer

APPLIED MICRO CIRCUITS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 19, 2008

To the Stockholders of Applied Micro Circuits Corporation:

The annual meeting of stockholders of Applied Micro Circuits Corporation will be held at our corporate headquarters located at 215 Moffett Park Drive, Sunnyvale, California 94089 on Tuesday, August 19, 2008, at 10:00 a.m., local time, for the following purposes:

1. To elect the seven nominees for director named in the proxy statement accompanying this notice.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009.

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is June 23, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Cynthia J. Moreland
Secretary

Sunnyvale, California
July 8, 2008

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THIS PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

1. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2. The proxy materials are available at http://www.proxyvote.com. Please have the 12 Digit Control Number(s) available.

APPLIED MICRO CIRCUITS CORPORATION

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 19, 2008

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

Applied Micro Circuits Corporation (sometimes referred to as “AMCC”) is making these proxy materials available to you because our Board of Directors is soliciting your proxy to vote at our fiscal 2008 annual meeting of stockholders to be held on August 19, 2008. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy on the Internet. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card or follow the instructions below to submit your proxy by phone.

We intend to mail a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”), to all stockholders of record entitled to vote at the annual meeting on or about July 8, 2008. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1, the election of the seven nominees for director named in Proposal 1; and

•	Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2009.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on June 23, 2008 will be entitled to vote at the annual meeting. On this record date, there were 64,942,097 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record?

If at the close of business on June 23, 2008 your shares were registered directly in your name with our transfer agent, Computershare Investor Services, LLC, then you are a stockholder of record.

What if my AMCC shares are not registered directly in my name but are held in street name?

If at the close of business on June 23, 2008 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If I am a stockholder of record of AMCC shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy over the Internet. To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card using the envelope provided, or you may vote by proxy over the phone by dialing the toll-free number shown on the proxy card and following the recorded instructions. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on August 18, 2008 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What types of votes are permitted on each proposal?

For Proposal 1, the election of the seven nominees for director named therein, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote from any nominee you specify. For Proposal 2, the ratification of the selection of Ernst & Young LLP, and any other matter to be voted on at the meeting, you may vote “For” or “Against” or abstain from voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

If I am a beneficial owner of AMCC shares, how do I vote?

If you are a beneficial owner of shares held in street name, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions or to request that a printed copy of these materials be mailed to them. For a beneficial owner to vote in person at the annual meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For,” “Withhold” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the presence of a quorum and the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of the seven nominees for director named therein, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP, must receive a “For” vote from the majority of the shares present at the annual meeting or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on June 23, 2008.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present at the meeting or represented by proxy. At the close of business on the record date for the meeting, there were 64,942,097 shares outstanding and entitled to vote. Thus 32,471,049 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. If there is no quorum, a majority of the votes present at the meeting or represented by proxy may adjourn the meeting to another date.

What does it mean if I receive more than one Notice?

If you received more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice to ensure that all of your shares are voted.

What if I vote by proxy but do not make specific choices?

If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted “For” Proposal 1, the election of all seven nominees for director named therein, and “For” Proposal 2, the ratification of the selection of Ernst & Young LLP. If any other matter is properly presented at the meeting, your proxy will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in either of the following ways:

•	You may send a written notice that you are revoking your proxy to our Secretary (Attn: Secretary, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, California 94089).

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy. Remember that if you are a beneficial owner of AMCC shares and wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that is the record owner of your shares (such as your broker).

Alternatively, if you requested and received a printed copy of these materials by mail, you may revoke your proxy by submitting another properly completed proxy card with a later date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2009, which ends September 30, 2008.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $6,500 in the aggregate.

When are stockholder proposals due for the next annual meeting?

To be considered for inclusion in the proxy materials for our fiscal 2009 annual meeting, your proposal must be submitted in writing to our Secretary (Attn: Secretary, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, California 94089) by March 10, 2009. Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy materials for our fiscal 2009 annual meeting must do so after the close of business on the 120th day prior to such annual meeting, but not later than the close of business on the 90th day prior to such annual meeting (or, if later, the 10th day following the day on which public announcement of the date of the annual meeting is first made). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors: Cesar Cesaratto, Donald Colvin, Kambiz Y. Hooshmand, Niel Ransom, Ph.D., Fred Shlapak, Arthur B. Stabenow and Julie H. Sullivan, Ph.D. Each of our current directors has been nominated for election at the annual meeting.

Nominees proposed for election as directors are listed below. Directors will hold office until the next annual meeting. Each of Messrs. Cesaratto, Colvin, Hooshmand, Shlapak and Stabenow and Drs. Ransom and Sullivan were elected by our stockholders at our last annual meeting.

Each individual nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following information was provided by the nominees:

Cesar Cesaratto
Chairman of the Board
Age:	60
Director Since:	2002
Principal Occupation:	Retired
Recent Business Experience:	Various executive positions with Nortel Networks Corporation, a communications equipment manufacturing company, spanning component and product development, operations, sales and marketing (from 1970 to May 2001). His most recent position was President Wireless Systems for Europe Middle East and Africa.
Committee Memberships:	Chairman of the Governance and Nominating Committee, Member of the Compensation Committee. Effective as of the annual meeting, Mr. Cesaratto will become Chairman of the Compensation Committee and will continue to serve as a Member of the Governance and Nominating Committee.
Donald Colvin
Age:	55
Director Since:	2007
Principal Occupation:	Executive Vice President, Chief Financial Officer and Treasurer of ON Semiconductor, a semiconductor company, since March 2003.
Recent Business Experience:	Vice President Finance and Chief Financial Officer of Atmel Corporation, a semiconductor company, from 1998 to March 2003, and Chief Financial Officer for a subsidiary of Atmel from 1995 to 1998. Various positions with European Silicon Structures (ES2) from 1985 to 1995, including Chief Financial Officer from 1990 to 1995. Various financial management positions with Motorola Semiconductors Europe from 1977 to 1985.
Committee Memberships:	Member of the Audit Committee.
Kambiz Y. Hooshmand
Age:	46
Director Since:	2005
Principal Occupation:	President and Chief Executive Officer of AMCC since March 2005.

Previous Business Experience:	Various executive positions with Cisco Systems, a communications equipment manufacturing company, spanning Multi-Service Switching, DSL, Carrier Core and Multi-Service, and Optical and Broadband Transport business units (April 1996 to March 2005). His most recent position at Cisco was Vice President and General Manager of Cisco’s Optical and Broadband Transport Technology group.
Niel Ransom, Ph. D.
Age:	59
Director Since:	2006
Principal Occupation:	President of Ransomshire Associates, since 2005.
Recent Business Experience:	Various management positions with Alcatel, a telecommunications company (1997 to 2005), including most recently as Chief Technology Officer.
Other Directorships:	Teknovus, Turin Networks, Overture Networks, CoreOptics and Rbro Solutions.
Committee Memberships:	Member of the Compensation Committee.
Fred Shlapak
Age:	64
Director Since:	2006
Principal Occupation:	Retired
Recent Business Experience:	Various executive positions with Motorola Corporation, a communications equipment manufacturing company, from 1971 to his retirement in 2004. His most recent position prior to retirement was President of the Semiconductor Products Sector at Motorola Corporation.
Other Directorships:	Tundra Semiconductor Corporation and Gennum Corporation.
Committee Memberships:	Member of the Compensation Committee.
Arthur B. Stabenow
Age:	70
Director Since:	1988
Principal Occupation:	Retired
Recent Business Experience:	Chairman, President and Chief Executive Officer of Micro Linear Corporation, a communications equipment manufacturing company (April 1986 to January 1999).
Other Directorships:	Zoran, Inc.
Committee Memberships:	Chairman of the Compensation Committee, Member of the Audit Committee and the Governance and Nominating Committee. Effective as of the annual meeting, Mr. Stabenow will become Chairman of the Governance and Nominating Committee and will continue to serve as a Member of the Compensation Committee.

Julie H. Sullivan, Ph. D.
Age:	50
Director Since:	2005
Principal Occupation:	Provost and Vice President for Academic Affairs at University of San Diego since July 2005.
Recent Business Experience:	Professor at the University of California, San Diego, Rady School of Management (July 2003 to July 2005), Interim Dean and Senior Associate Dean at the University of North Carolina at Chapel Hill, Kenan-Flagler Business School (July 1998 to June 2003).
Other Directorships:	United PanAm Financial Corporation.
Committee Memberships:	Chair of the Audit Committee and Member of the Governance and Nominating Committee.

Required Vote and Governance and Nominating Committee Recommendation

Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven named nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee selected by the Governance and Nominating Committee of the Board of Directors.

The Governance And Nominating Committee Of The Board Of Directors
Recommends A Vote In Favor Of Each Named Nominee.

CORPORATE GOVERNANCE

We have long upheld a set of basic beliefs to guide our actions, including the belief that business should be conducted with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors.

We are committed to continuously improve our governance process to meet and exceed all regulatory requirements. The following corporate governance profile highlights some of the initiatives undertaken by our Board of Directors:

Independent Directors

•	At least two-thirds of our Board members must meet our independence standards (which can be found as part of the Guidelines in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance) and the independence standards of the Nasdaq Stock Market, or Nasdaq.

•	All of our current directors are independent under these independence standards, except for Kambiz Y. Hooshmand who is employed by us.

•	Our independent directors regularly meet in executive session to discuss matters of interest to them without management present.

Independent Chairman of the Board

•	Our Chairman of the Board is an independent director. The Chairman coordinates, develops the agenda for, and moderates Board meetings, acts as a liaison between the independent directors and management on sensitive issues, coordinates the independent directors’ annual evaluations of the performance of the Chief Executive Officer and Chief Financial Officer and provides the evaluations to the Compensation Committee in connection with its annual evaluation of the officers’ performance, provides recommendations as to the membership of the various Board Committees, as well as selection of the Committee Chairs, and retains such counsel or consultants as the Chairman of the Board deems necessary to perform his or her responsibilities.

Governance and Nominating Committee

•	Our Governance and Nominating Committee has adopted a charter that can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance.

•	In accordance with its charter, our Governance and Nominating Committee establishes effective corporate governance processes, including oversight of the appointment of new directors, Board committee structure and membership, Board compensation and Chief Executive Officer succession planning.

•	Every Governance and Nominating Committee member is an independent director under Nasdaq listing standards.

Compensation Committee

•	The charter of our Compensation Committee can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance.

•	In accordance with its charter, the Compensation Committee reviews and approves all executive compensation matters.

•	Every Compensation Committee member is an independent director under Nasdaq listing standards.

Audit Committee

•	Our Audit Committee has established policies that comply with the corporate reform laws for auditor independence.

•	The Audit Committee charter can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance.

•	Our Board of Directors has determined that each of the current members of the Audit Committee is independent under Nasdaq listing standards and that each of Dr. Sullivan and Messrs. Colvin and Stabenow qualifies as an “audit committee financial expert” in accordance with applicable SEC rules.

•	Our Audit Committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, Ernst & Young LLP. Under the policy, the Audit Committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before engagement. Our Audit Committee has delegated the pre-approval of services to its Chairman who is required to report each pre-approval to the full Audit Committee no later than its next meeting.

•	Ernst & Young LLP, our independent registered public accounting firm, reports directly to the Audit Committee, which meets at least quarterly with such firm without management present.

Corporate Governance Guidelines

•	Our Board has adopted a set of Guidelines that cover a broad range of corporate governance issues including director qualification and responsibility. The Guidelines can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance.

Code of Business Conduct and Ethics

•	Our Board has also adopted a Code of Business Conduct and Ethics for us that all directors, executive officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions) must review and abide by.

•	Our Code of Business Conduct and Ethics includes policies on regulatory compliance, conflicts of interest and confidentiality.

•	Our Code of Business Conduct and Ethics can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance.

•	We will promptly disclose on our corporate website, http://www.amcc.com, (i) the nature of any amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified officers and the name of the person who is granted the waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with our Board of Directors may send a written communication addressed to the Secretary at our principal executive offices. Communications also may be sent by e-mail to the following address: board@amcc.com. The Secretary will promptly forward the communication to the Board as appropriate. This policy is contained in the Guidelines that can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance.

In addition, we have a formal policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders. Board members are invited to, and are expected to attend, the annual meeting. This policy is contained in the Guidelines that can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance. All of the directors who were members of the Board at the time attended the fiscal 2007 annual meeting of stockholders.

GOVERNANCE AND NOMINATING COMMITTEE EVALUATION OF BOARD NOMINEES

Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. The Governance and Nominating Committee will consider director candidates recommended by our stockholders. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board at our annual meeting of stockholders may do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last annual meeting of stockholders a written recommendation to the Governance and Nominating Committee c/o the Secretary at our principal executive offices. Each submission must set forth:

•	the name and address of each AMCC stockholder on whose behalf the submission is made;

•	the number of AMCC shares that are owned beneficially by such stockholder;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

To date, we have not received any recommendations from stockholders requesting that the Governance and Nominating Committee consider a candidate for inclusion among the Governance and Nominating Committee’s slate of nominees in our proxy statement.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the highest personal and professional integrity and values, an inquiring and independent mind, practical wisdom and mature judgment. In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•	recognized achievement and reputation;

•	an ability to contribute to some aspect of our activities; and

•	the willingness to make the commitment of time and effort required of an AMCC director.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors with the skills and characteristics that taken together will assure a strong Board with experience and expertise in corporate governance.

The Governance and Nominating Committee is responsible for reviewing periodically with the Board, including the Chief Executive Officer, the appropriate skills and characteristics required of new Board members in the context of the current makeup of the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. The Governance and Nominating Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that two-thirds of the members of the Board meet independent director standards. The Governance and Nominating Committee also believes it is appropriate for certain key members of our management to participate as members of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue serving on the Board or if the Governance and Nominating Committee decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Governance and Nominating Committee then uses its network of contacts to compile a list of candidates, but may also engage, if it deems appropriate, a professional search firm.

BOARD MEETINGS AND ATTENDANCE

Board Meetings in Fiscal 2008:  11

Board Committees:  Three standing committees: Audit, Compensation and Governance and Nominating

Total Committee Meetings in Fiscal 2008:  29

Fiscal 2008 Attendance:  Each current Board member attended 75% or more of the meetings of the Board and the committees on which he or she served, held during the period for which he or she was a director or committee member.

BOARD COMMITTEES

The following table provides additional information regarding the committees of our Board of Directors during fiscal 2008:

Meetings
in Fiscal
Name of Committee and Members	Principal Functions of the Committee	2008

Audit Julie H. Sullivan, Ph.D., Chair Donald Colvin Arthur B. Stabenow
•   Has direct responsibility for the appointment, evaluation, compensation, retention and oversight of the work of our independent registered public accounting firm. Such firm reports directly to the Committee, and the Committee’s responsibilities include: the resolution of disagreements between management and such firm regarding financial reporting and the pre-approval of all audit and non-audit services provided by such firm.

•   Receives periodic reports from our independent registered public accounting firm and management regarding such firm’s independence and other matters. Recommends appropriate action to ensure such firm’s independence.

•   Reviews with management and our independent registered public accounting firm our quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices.

•   Reviews and approves the scope of the audit at the outset and reviews the performance of our independent registered public accounting firm and any audit problems or difficulties encountered.
13

Compensation Arthur B. Stabenow, Chairman Cesar Cesaratto Niel Ransom, Ph.D. Fred Shlapak Effective as of the annual meeting, Mr. Cesaratto will become Chairman of the Compensation Committee and Mr. Stabenow will continue to serve as a member of the Compensation Committee.
•   Approves remuneration arrangements for all of our executive officers, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.

•   Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers and employees under such plans.

•   Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels, generally, including whether these effectively serve our interests and the interests of our stockholders by creating appropriate incentives for high levels of individual and company performance.

•   Has authority to engage an executive compensation consultant and other advisors.
11

Meetings
in Fiscal
Name of Committee and Members	Principal Functions of the Committee	2008

Governance and Nominating Cesar Cesaratto, Chairman Arthur B. Stabenow Julie H. Sullivan, Ph.D. Effective as of the annual meeting, Mr. Stabenow will become Chairman of the Governance and Nominating Committee and Mr. Cesaratto will continue to serve as a member of the Governance and Nominating Committee.
•   Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership.

•   Recommends candidates for election to the Board at the annual meeting.

•   Advises the Board on appropriate compensation for outside directors.

•   Advises the Board on corporate governance matters.

•   Has sole authority to engage a search firm to identify director candidates.

•   Evaluates the performance of the members of the Board of Directors.

•   Evaluates the effectiveness of the meetings of the Board, including agendas, meeting materials, meeting structure and organization, schedule of meetings and minutes.
5

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

For a description of our processes and procedures for the consideration and determination of executive and director compensation, see “Executive Compensation — Compensation Discussion and Analysis — Compensation Policies and Processes” and “Executive Compensation — Director Compensation — Director Compensation Policies and Processes”, respectively.

REPORT OF THE COMPENSATION COMMITTEE 1

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for the fiscal year ended March 31, 2008.

Arthur B. Stabenow, Chairman
Cesar Cesaratto
Niel Ransom, Ph.D.
Fred Shlapak

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2008 were Messrs. Stabenow and Cesaratto and Dr. Ransom and since August 2007, Mr. Shlapak. None of these directors has at any time been an officer or employee of ours or any of our subsidiaries. We have entered into customary indemnification agreements with each of these directors as described in “Certain Transactions.” None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

1 This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, or the 1933 Act, or the Securities Exchange Act of 1934, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE2

The Audit Committee is comprised solely of independent directors, in accordance with Nasdaq listing standards, and operates under a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee oversees our financial reporting process on behalf of the Board. The purpose of the Audit Committee, as more fully described in its charter, is the general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting principles, and design of internal controls and disclosure controls and procedures to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

Among other matters, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which such firm may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in our annual report on Form 10-K with management including a discussion of the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. In addition, such firm represented that its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

In reliance on the Audit Committee’s reviews and discussions with management and our independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended March 31, 2008.

Julie H. Sullivan, Ph.D., Chair
Donald Colvin
Arthur B. Stabenow

2 This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009 and has further directed us to submit the selection of such firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

AUDIT AND OTHER FEES

The following tables set forth the aggregate fees billed by Ernst & Young LLP for the services indicated for the fiscal year ended March 31:

	2008	2007

Audit	$942,260	$1,834,300
Audit Related	85,207	21,500
Tax	109,708	73,282
All Other	1,500	1,500

Total	$1,138,675	$1,930,582

Audit Fees.  Audit fees include the audit of our financial statements including the audit of our internal control over financial reporting for the fiscal year and the review of our interim financial statements. The higher audit fees for fiscal 2007 compared to fiscal 2008 resulted primarily from the restatement of our financial statements as a result of the Audit Committee’s review of our stock option granting practices and related accounting.

Audit Related Fees.  Audit related fees include fees for among other things, accounting consultations, acquisition-related work and statutory audits in certain locations outside the United States where we have operations.

Tax Fees.  Tax fees consist of tax preparation services for employees on foreign assignment, technical tax advice on U.S. and international tax matters, assistance with foreign income tax return preparation, transfer pricing analysis, assistance with local tax authority documentation and reporting requirements for tax compliance purposes, consultation regarding tax implications of acquisitions and assistance with tax audit defense matters.

All Other Fees.  Other fees consist of a subscription to Ernst & Young Online, a proprietary knowledge management and research system.

All fees described above were approved by the Audit Committee. The Audit Committee has determined the rendering of the tax consulting services by Ernst & Young LLP is compatible with maintaining that firm’s independence.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, Ernst & Young LLP. Under the policy, the Audit Committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before engagement. Our Audit Committee has delegated the pre-approval of services to its Chairman who is required to report each pre-approval to the full Audit Committee no later than its next meeting.

Required Vote and Audit Committee Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

The Audit Committee Of The Board Of Directors
Recommends A Vote In Favor Of Proposal 2.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth the only persons who, to our knowledge, owned beneficially as of May 31, 2008 (or such later date set forth below), more than 5% of the outstanding shares of our common stock:

	Number of	Percent of
Name and Address	Shares	Total(1)

FMR Corp. and its affiliates(2)	7,186,437	11.1%
82 Devonshire Street Boston, MA 02109
Wellington and its affiliates(3)	6,831,926	10.5%
75 State Street Boston, MA 02109
Dimensional Fund Advisors LP(4)	5,836,008	9.0%
1299 Ocean Avenue 11th Floor Santa Monica, CA 90401
Kingdom Ridge Capital and its affiliates(5)	3,425,000	5.3%
81 Main Street, Suite 209 White Plains, NY 10601

(1)	The percentages are based on 64,938,080 shares of common stock outstanding on May 31, 2008.

(2)	According to Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2008, Fidelity Management & Research Company (“Fidelity Management”), a wholly-owned subsidiary of FMR LLC, beneficially owns 7,176,862 shares of our common stock through its role as an investment advisor to a number of investment funds. One such investment fund, Fidelity Mid Cap Stock Fund, owns 6,000,000 shares of our common stock. FMR LLC and Edward C. Johnson, III, Chairman of FMR LLC, each have sole dispositive power over 7,176,862 shares held by the funds to which Fidelity Management acts as an advisor. Members of Mr. Johnson’s family, directly and through trusts, hold 49% of the voting power of FMR LLC. Pyramis Global Advisors Trust Company (“Pyramis”), an indirectly wholly-owned subsidiary of FMR LLC, beneficially owns 9,575 shares of our common stock. Mr. Johnson and FMR LLC, through their control of Pyramis, each has sole dispositive power over the shares common stock beneficially owned by Pyramis.

(3)	According to a Schedule 13G filed with the SEC on January 10, 2008, Wellington Management Company, LLP may be deemed to beneficially own 6,831,926 shares of our common stock due to its role as an investment advisor to certain of its clients.

(4)	According to a Schedule 13G filed with the SEC on February 6, 2008, Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc.) holds investment power and voting power over these securities, but funds managed by Dimensional Fund Advisors LP have ownership of the securities.

(5)	Pursuant to a Schedule 13G filed with the SEC on July 1, 2008, Kingdom Ridge Capital Master Fund, Ltd., Kingdom Ridge Capital, LLC, and Christopher Zepf reported shared voting and dispositive power over 3,425,000 shares of our common stock as of June 11, 2008.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the beneficial ownership, reported to us as of May 31, 2008, of our common stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the 1934 Act, of each of our current directors; each of the Named Executive Officers as set forth in the Summary Compensation Table below; and all of our current directors and executive officers as a group:

	Number of	Percent of
Name(1)	Shares(2)	Total(3)

Cesar Cesaratto(4)	96,459		*
Donald Colvin(5)	8,334		*
Kambiz Y. Hooshmand(6)	808,663	1.23%
Niel Ransom, Ph.D.(7)	26,042		*
Fred Shlapak(8)	27,084		*
Arthur B. Stabenow(9)	177,523		*
Julie H. Sullivan, Ph.D.(10)	44,792		*
Robert G. Gargus(11)	153,011		*
Robert Bagheri(12)	103,290		*
Daryn Lau(13)	181,533		*
Roger Wendelken(14)	53,323		*
Barbara Murphy(15)	98,473		*
All current executive officers and directors as a group (14 persons) (16)	1,716,018	2.58%

*	Less than one percent.

(1)	The address for our executive officers and directors is: c/o Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, California 94089.

(2)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(3)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days after May 31, 2008 are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 64,938,080 shares of common stock outstanding on May 31, 2008.

(4)	Includes 96,459 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(5)	Includes 8,334 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(6)	Includes 805,184 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(7)	Includes 26,042 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(8)	Includes 27,084 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(9)	Includes 113,542 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(10)	Includes 44,792 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(11)	Includes 152,273 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(12)	Includes 101,713 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(13)	Includes 177,520 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(14)	Includes 51,473 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(15)	Includes 65,490 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

(16)	Includes 1,636,253 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission, or the SEC, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2008, all Section 16(a) filing requirements applicable to our reporting persons were made timely.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding our equity compensation plans in effect as of March 31, 2008:

			Number of Shares
			Remaining Available for
	Number of Shares		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	6,706,376	$18.74	9,626,509
Equity compensation plans not approved by stockholders(2)(3)	3,325,629	16.87	—

Total(4)	10,032,005	18.12	9,626,509

(1)	Includes 1,670,073 shares available for future issuance under our 1998 Employee Stock Purchase Plan, or the ESPP.

(2)	Includes our 2000 Equity Incentive Plan, or the 2000 Plan, our 1998 Stock Incentive Plan (assumed in our acquisition of Cimaron Communications Corporation) and our 1997 and 1999 Stock Option Plans (assumed in our acquisition of JNI Corporation). See the plan descriptions below.

(3)	As of March 9, 2007, we no longer issue equity awards under any of our equity incentive plans except for our 1992 Equity Incentive Plan, or the 1992 Plan, with the exception of restricted stock units covering 437,791 shares granted from the 2000 Plan on May 15, 2007 in exchange for stock options surrendered pursuant to our fiscal 2008 stock option exchange program.

(4)	Excludes options assumed through acquisitions in which we did not assume the related equity incentive plan; at May 31, 2008, such options to purchase 382,211 shares were outstanding with a weighted-average exercise price of $5.03 per share.

Equity Compensation Plans Not Approved by Stockholders

In March 2000, we adopted the 2000 Plan. At March 31, 2008, options and restricted stock units covering 3,324,635 shares were outstanding under the 2000 Plan.

In connection with our acquisition of Cimaron in March 1999, we assumed options and other stock awards granted under Cimaron’s 1998 Stock Incentive Plan covering 1,867,614 shares of common stock. The terms of the plan provide for the grant of NSOs, restricted stock, or other stock based awards to employees, officers, directors, consultants, and advisors. At March 31, 2008, 994 shares were outstanding under the 1998 Stock Incentive Plan.

In connection with our acquisition of JNI in October 2003, we assumed options granted under JNI’s 1997 and 1999 Stock Option Plans covering 579,574 shares of common stock, and the 444,651 shares remaining available for future grant under these plans were added to the share reserve under the 1992 Plan, a stockholder approved plan. At March 31, 2008, no shares were outstanding under the JNI plans and 9,626,509 shares were available for future grant under the 1992 Plan from the assumed JNI plans.

Our Board of Directors or a committee thereof determined eligibility, vesting schedules and exercise prices for options granted under these plans. Such options expire not more than ten years from the date of grant and are either exercisable immediately after the date of grant and subject to certain repurchase rights by us until such ownership rights have vested, or are exercisable upon vesting. Vesting generally occurs over four years, subject in certain cases to acceleration upon the occurrence of specified events. Options are granted at prices at least equal to the fair market value of our common stock on the date of grant.

Our Board of Directors or a committee thereof determined eligibility and vesting schedules for restricted stock units granted under the 2000 Plan. Each such restricted stock unit represents an unfunded right to receive one share of our common stock on a fixed settlement date, which is the date on which the restricted stock unit vests. A participant is not required to pay any monetary consideration to receive shares of our common stock upon settlement of his or her restricted stock units. Vesting generally occurs over two to four years, subject in certain cases to acceleration upon the occurrence of specified events.

None of these plans was required to be approved by our stockholders at the time the plan was implemented and these plans were therefore never submitted to stockholders for approval.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

The Compensation Committee (the “Committee”) is comprised entirely of individuals who qualify as independent under Nasdaq listing standards: Arthur B. Stabenow, who serves as the Chairman, Cesar Cesaratto, Fred Shlapak and Niel Ransom, Ph.D. The Committee is governed by a charter which can be found in the Investor Relations section of our corporate website, http://www.amcc.com. The Committee is responsible for overseeing all aspects of compensation for executive officers.

Our compensation program is designed to achieve the following goals:

•	Directly and substantially link executive rewards to measurable corporate and individual performance

•	Provide competitive executive compensation opportunities to attract, retain and motivate superior talent

•	Appropriately reward the executive team for overall company performance, which we believe will, over time, lead to shareholder value creation

•	Appropriately reward the executive team for executing on individual-based goals and objectives, which we believe will, over time, improve overall company performance and create value for shareholders

We seek to achieve these goals by making the levels at which cash bonuses and certain equity awards are granted directly dependent upon our performance against predefined operating goals. These performance goals (with modifications as required) are presented annually to and approved by the Board of Directors in the form of the Annual Operating Plan. Each year’s Annual Operating Plan contains a “commit” performance level and a “stretch” performance level. The “commit” level represents an operational goal consisting of anticipated performance at or above the 50th percentile relative to our peer companies as well as improvement over our prior year performance. It is intended to be challenging to attain. The stretch level represents an aspirational goal that is substantially more difficult to attain.

In general, the Committee believes that the better we perform relative to our peers, the greater the compensation for executives should be as, over time, superior company performance relative to our peer group should result in greater shareholder value creation. Accordingly, to achieve its objective of pay for performance, the Committee generally designs total target cash compensation (base salaries plus target bonuses) and equity compensation for executives to deliver market-median value for achievement of the “commit” level under the Annual Operating Plan, and to deliver above-market-median value for achievement of the “stretch” level under the Annual Operating Plan as well as other operating objectives.

Compensation Policies and Processes

Determining Market Compensation

We set executive compensation by reference to market survey results as well as the executive compensation reported by a group of peer companies selected by the Committee. This data is reviewed by the Committee at least once per fiscal year. The Committee relies on a range of data provided by Radford Surveys + Consulting as well as proxy data from the following peer companies: Broadcom Corporation, Cypress Semiconductor Corporation, Exar Corporation, Freescale Semiconductor, Inc., Genesis Microchip Inc., Integrated Device Technology, Inc., Marvell Technology Group Ltd., Micrel Incorporated, Mindspeed Technologies, Inc., PMC-Sierra, Inc., Semtech Corporation and Vitesse Semiconductor Corporation.

For fiscal 2008, the market survey data consisted primarily of semiconductor companies with annual revenues of $200 million to $500 million. If such data were unavailable, the survey data consisted of technology companies with annual revenues of $200 million to $500 million. The resulting database consisted of 14 companies with an average revenue of $347.6 million, including four companies from our peer group: Genesis Microchip, Micrel, PMC-Sierra, and Semtech. All compensation data were brought forward to October 1, 2007 using a 4.0% update factor based on the latest Radford data for the semiconductor industry.

The peer company data reviewed by the Committee was collected from the peer companies’ most recently available proxy statements as of February 2007. Where proxy data was reported for comparable executive officer positions, the Radford market data and peer company data reviewed by the Committee were assigned equal weight; otherwise, the Committee reviewed the Radford data alone.

Determining Executive Pay

Generally

AMCC executive positions are mapped by our human resources department based on the closest match to benchmark positions contained in survey data provided by Radford, as well as proxy data published by the group of peer companies identified above (to the extent comparable executive positions exist at such companies). Comparable market compensation ranges are then determined for such executive positions by our human resources department working with Compensia, Inc., a compensation consulting firm. During fiscal 2008, executive compensation consulting was the only service performed by Compensia for us.

As an overall long-term objective, the Committee administers our executive compensation programs so that our total executive compensation percentile ranking relative to market compensation directly correlates to our company performance compared to our peer companies’ performance. For example, if we perform at the 75th percentile relative to our peer companies, our executive officers’ compensation should also be at or about the 75th percentile relative to our peer companies, although short-term inconsistencies may occur from year to year.

Fiscal 2008

To provide a level of compensation sufficient to attract, retain and motivate capable executives, the Committee targeted base salaries for fiscal 2008 between the 50th and 75th percentile of market compensation. Due to anticipated challenges to operating results, the Committee approved management’s proposal to withdraw the cash bonus program for fiscal 2008. As a result, total target cash compensation for fiscal 2008 fell to the 20th percentile relative to market.

The Committee targeted equity grants for fiscal 2008 to have a value (based on the Black-Scholes pricing model) approximating the 50th percentile of market compensation. Based on performance vesting features in certain awards, the equity awards would have approached the 75th percentile of market compensation if we had been able to achieve our stretch level financial goals in fiscal 2008 as well as achieve other operational objectives. Since we did not achieve either the stretch goals or the other objectives, the equity grants approximated the 50th percentile of market compensation.

To help retain executives, the Committee approved the Executive Severance Benefit Plan, which is described more fully below under “Potential Payments Upon Termination or Change in Control.”

Changes to Executive Pay

The Committee generally implements changes to executive compensation effective on or around the first day of our fiscal year, April 1. The Committee reviews company performance, individual executive performance, and market compensation conditions, taking into account internal compensation equity and our objectives relative to retaining and motivating each executive. Internal equity comparisons are performed by stack-ranking each executive using two measures — total cash and equity compensation. The rankings are evaluated to assure the end result makes sense relative to each executive’s scope of responsibilities, criticality of role to company results, contribution to company results and performance.

Exceptions to this timing include new executive hires, individuals who are newly promoted into the executive ranks, an executive given substantial additional responsibilities, or a decision that an executive’s current compensation does not accurately reflect the individual’s role and contribution. In these cases, the Committee may review and change compensation at times other than at the beginning of our fiscal year as appropriate in its discretion.

Executive Performance Assessment

Performance of the Chief Executive Officer is assessed by the Board of Directors at its first regularly scheduled meeting of the fiscal year. The Board considers company accomplishments, relative performance versus peer companies, level of achievement of pre-established goals and objectives, and leadership. The review is used to provide performance feedback and coaching as well as to determine any bonus award for the recently completed fiscal year. The Chief Executive Officer does not participate in deliberations or voting on his compensation. The fiscal 2008 performance of the Chief Executive Officer, as well as Chief Executive Officer performance objectives for fiscal 2009, were reviewed by the Board of Directors during its meeting of April 30, 2008.

For executives other than the Chief Executive Officer, the Committee generally reviews with the Chief Executive Officer each executive’s performance and achievement of goals and objectives for the purpose of determining any bonus.

Meetings of the Compensation Committee

The Committee generally meets in person on the day preceding each quarterly Board of Directors meeting. In addition to the quarterly meetings, the Committee meets from time to time as required, typically by telephone conference. At its invitation, the Committee is regularly joined by the Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources and General Counsel. Outside advisors, such as compensation consultants or legal counsel, also attend the meetings from time to time. The Committee frequently meets in executive session, without any members of management in attendance. In addition to Committee meetings, members of the Committee confer often with company management on matters related to executive compensation.

During fiscal 2008, the Committee met four times in person and seven times in telephone conference.

Components of Compensation

The following table lists the components of compensation for our executive officers and their purposes:

Component	Purpose

Base Salary	Attraction and retention
Short-Term Cash Incentives	Incentives to focus on goals and objectives
Equity Incentives	Retention and rewards for performance
Benefits and Perquisites	Attraction and retention, productivity

Base Salary

Base salary provides a known, predictable compensation base with which to attract top talent. The Committee generally targets executive base salaries within a range of the 50th to 75th percentile relative to market compensation, on balance nearing the mid-point of the range, i.e., the 62 1/2th percentile. Where each executive is placed in the percentile range is a function of his or her performance, capabilities, and experience. The more the executive demonstrates a proven track record of success in our company or a public company of similar size and business challenge, the higher in the range the executive’s salary is set.

The Committee anticipates making market-based annual base salary increases in the future. The Committee also recognizes that market conditions relative to the supply and demand of executive talent are subject to volatility. In making its decisions on executive pay, the Committee realizes it must balance compensation philosophy and long-term plans with the practical reality of attracting and retaining top executive talent.

Short-Term Cash Incentives

Pay-for-performance is an essential part of our compensation philosophy. The Committee typically establishes a cash bonus program for executives driven by the achievement of company-wide goals and objectives and of individual goals and objectives. However, the Committee approved management’s proposal to withdraw a bonus program for fiscal 2008 due to the anticipated challenges to operating results. The Committee did approve a bonus program for fiscal 2009 at its meeting on April 29, 2008.

For fiscal 2009, the pool of funds for bonuses to executive officers will only begin to fund after we achieve non-GAAP pre-tax profits above $33.7 million. Additional funding of the officer pool will accrue at a graduated rate that will not exceed 24% of incremental pre-tax profits above $33.7 million.

Allocations of the officer bonus pool will be authorized as follows:

•	For the Chief Executive Officer, the Committee will determine and authorize the amount of any bonus earned by the Chief Executive Officer based on his individual performance.

•	For other executive officers, the Chief Executive Officer will recommend to the Committee the amount of each bonus. The Committee will determine the amount of any bonus based on his or her performance.

For all executive officers of the company, shared company performance metrics will be considered along with the individual accomplishment of goals and objectives. Company performance metrics will be weighted at 30% and the accomplishment of individual goals and objectives will be weighted at 70%. For both company and individual performance objectives, goals will only be satisfied in full if substantially all metrics associated with the Annual Operating Plan are satisfied. It will represent a substantial achievement for the company to satisfy all if its performance metrics and for any executive to accomplish 100% of her or her individual goals and objectives. If 100% is achieved, it will represent a level of excellence for the company and the individual executive.

The Board and the Committee agreed that it would be appropriate for the full Board to consider company performance and any bonus for the Chief Executive Officer, given his ultimate responsibility for company performance. Accordingly, the full Board will consider the CEO’s accomplishment of individual goals and objectives as well as the accomplishment of company performance metrics.

In fiscal 2008, our Vice President of World Wide Sales participated in our sales commission plan with the variable portion of his cash compensation at target representing approximately 55% of his base salary. Commission achievement under the sales commission plan is based on design wins (weighted at 30%) and company revenues (weighted at 70%). Additional information regarding commissions earned by him for fiscal 2008 may be found in the Summary Compensation Table.

Equity Incentives

We maintain equity award programs for executives to foster retention and reward performance. In our equity award programs, we grant stock options and restricted stock unit awards. All stock options granted by the Committee have exercise prices equal to or greater than the fair market value of our common stock on the date of grant.

In fiscal 2007, the Committee granted options that will vest only if, prior to fiscal 2010, we achieve in a fiscal quarter an increase in net revenues of 20% over the same quarter in the prior year and a non-GAAP pretax profit of at least 20% for that quarter. We refer to this as the “20/20 Plan.” None of the 20/20 Plan options have vested and all of them will expire without vesting at the end of fiscal 2009 unless we achieve both performance metrics in the same quarter.

Similar to fiscal 2007, fiscal 2008 equity awards to executives were set so that they would approximate the 50th percentile of market compensation but would have the opportunity to increase to the 75th percentile if we were to achieve the stretch level of non-GAAP pretax profits under our Annual Operating Plan for fiscal 2008 and overall company performance of 75th percentile relative to our peer companies.

To achieve this compensation objective, the Committee granted three different “layers” of equity awards in fiscal 2008:

•	A “regular” grant consisting of stock options that vest in equal monthly installments over four years following the date of grant. The Committee gave executive officers the ability to elect to receive restricted stock units (“RSUs”) in lieu of the regular grant of stock options at the rate of one RSU for every three stock options. Three executive officers elected to receive RSUs in lieu of such options and five executive officers elected to receive stock options. For fiscal 2008, this layer represented approximately 36.6% of the value of all equity awards granted to executives.

•	A “performance” grant consisting of stock options that vest in equal monthly installments over four years following the date of grant but, in the event we achieved the stretch level of non-GAAP pre-tax profits under the Annual Operating Plan, vesting would have accelerated over the second year of the grant such that the grant would be fully vested 24 months after the date of grant. For fiscal 2008, this layer represented approximately 36.6% of the value of all equity awards granted to executives. Because we did not achieve the stretch level of non-GAAP pre-tax profits in fiscal 2008, these options will vest on the four-year schedule described above.

•	A “special” grant consisting of stock options that would vest only if we were to achieve an overall company performance at or above the 75th percentile relative to our peer companies. The overall company performance was measured on year-over-year revenue growth, three-year revenue growth, gross margin, year-over-year operating margin change, and return on invested capital; each objective was weighted equally in determining overall company performance. If AMCC’s overall performance in fiscal 2008 were to rank at or above the 75th percentile relative to the peers, the options would vest 100%; if AMCC’s overall performance were to rank at or above the 62 1/2th percentile relative to the peers, the options would vest 50%; otherwise the options would expire unvested. For fiscal 2008, this layer represented approximately 26.8% of the value of all equity awards granted to executives. As a result of our performance in fiscal 2008, these special options expired without vesting.

For fiscal 2009, the Committee modified executive officer awards to emphasize retention in the face of challenging conditions. Based on the company’s recent attrition experience and a specific finding by Compensia, the Committee decided to award RSUs instead of stock options for fiscal 2009, and to do so with a faster vesting schedule. On April 29, 2008, the Committee approved time-based vesting RSUs, covering 319,500 shares to executive officers effective on May 15, 2008. These awards will vest in three equal annual installments beginning May 15, 2009.

In keeping with the company’s performance-based philosophy, the Committee also awarded performance-based vesting RSUs, covering 83,900 shares to executive officers effective on May 15, 2008. After one year, these awards will vest 50% if the company has achieved overall company performance at the 62 1/2 percentile relative to the peer companies and 100% if the company has achieved overall company performance at the 75th percentile relative to the peers. Otherwise, these RSUs will expire after one year without vesting.

The amounts for each executive were derived by considering a cash value upon grant that would be sufficiently meaningful for each executive so as to strongly encourage each to remain with the company. At approval, the annual vesting value of the time-based vesting RSU awards for eligible executives as a group represented 63% of their annual base salaries. If the performance-based vesting RSUs vest in full, the first-year vesting value of all RSU awards for eligible executives as a group would represent 101% of their annual base salaries at the time of approval.

Equity Granting Process

During fiscal 2007, the Committee adopted a number of policies regarding equity award administration to executive officers that remain in effect.

The Committee intends generally that performance-based equity awards for executives vest over a period of at least one year, and that time-based equity awards vest over a period of at least three years. The 1992 Plan contains additional minimum vesting restrictions with respect to restricted stock awards, RSU awards and other stock awards.

For newly hired and newly-promoted executive officers, stock options are granted on the second trading day following the day we publicly release our quarterly earnings following the date of hire, promotion or appointment. Additional stock options for executive officers are granted annually on the second trading day following the day we release our fiscal fourth quarter earnings. Stock option grants are priced at not less than 100% of fair market value, as determined by the closing price of our common stock on the date of grant. RSUs are granted only on February 15th, May 15th, August 15th or November 15th (or the first business date following such date if it falls on a non-business day).

Neither stock options nor RSUs are awarded to executives during a “closed window” during which trading of our common stock by executive officers and directors is not permitted under our Insider Trading Policy. The window generally closes on the first day of the last month of the fiscal quarter and remains closed until the second trading day following the day we publicly release our quarterly earnings, but may also be closed at certain other times.

Vesting of equity awards for newly hired executive officers generally commences on the employment commencement date. Vesting of all other equity awards to executive officers generally commences on the grant date; however, for executive officers with fewer than twelve months of service on the grant date, vesting generally starts to accrue on the first regular vesting date following the completion of twelve months of service in accordance with the prescribed vesting schedule.

Authority to grant equity awards to any employee resides with the Board of Directors, which has delegated such authority to the Committee. No other person has the authority to grant equity awards.

The Committee has not established executive equity ownership guidelines. The Committee will consider executive ownership guidelines from time to time and may implement them as appropriate in the future.

Compensation Mix

Compensation mix is the result of setting each compensation element relative to market compensation targets at various levels of company performance. Therefore, the compensation mix may change from time to time depending on our performance.

The Committee examines compensation mix figures to assure the result of setting individual compensation components to market benchmarks makes sense overall. The following table shows the mix of base salary, short-term cash incentive and equity incentive compensation for fiscal 2008 for each of the named Executive Officers set forth in the Summary Compensation Table below:

	Kambiz Y.	Robert G.	Daryn	Roger	Barbara	Robert H.
	Hooshmand	Gargus	Lau	Wendelken	Murphy	Bagheri	Total	Percent

Base salary(1)	$460,000	$300,000	$275,000	$235,000	$245,000	$260,000	$1,775,000	31.2%
Short-term cash incentives(2)
As a percentage of base salary	90%	50%	50%	55%	50%	50%
In dollars	$414,000	$150,000	$137,500	$129,250	$122,500	$130,000	$1,083,250	19.0%
Equity awards(3)	$1,631,770	$330,085	$342,983	$132,683	$168,469	$232,096	$2,838,086	49.8%
Total target compensation	$2,505,770	$780,085	$755,483	$496,933	$535,969	$622,096	$5,696,336	100.0%

(1)	Base salary as of March 31, 2008.

(2)	The amounts shown are target amounts. No bonuses were paid to executive officers for fiscal 2008 services.

(3)	All equity awards for fiscal 2008 are valued using the Black-Scholes pricing model at the time of grant. Awards are subject to vesting, which makes receipt of the underlying shares of AMCC common stock uncertain. None of the equity awards granted for fiscal 2008 vested during fiscal 2008.

Benefits and Perquisites

We offer a package of benefits and perquisites designed to:

•	Be market-competitive, allowing us to attract and retain talent

•	Provide security and convenience for executives allowing them to focus their energies on our business

•	Take full advantage of tax regulations designed to encourage certain types of benefits

•	Provide an opportunity for rest and relaxation allowing our employees to re-engage in our business with renewed energy and enthusiasm

In establishing market benefit programs, we rely upon surveys on benefit practices published by Radford as well as advice from our insurance brokers.

Benefits Available to Executive Officers

The following benefits are available to our executive officers (in addition to benefits that are generally available to all of our employees):

Relocation and Housing Assistance — while allowances and reimbursements are generally available to all employees, the average amount of this benefit for executives tends to be substantially larger than for other employees. As a general guideline, executive relocation assistance is intended to neutralize as much of the executive’s out-of-pocket relocation expense as is feasible.

Executive Medical Reimbursement Plan — executive officers receive reimbursement of qualified medical expenses in an amount up to $100,000 per year with a limit of $10,000 per occurrence.

Supplemental Disability Insurance — executives are provided with additional coverage in the case of a disability to supplement their pay up to the 60% level and not be subject to a benefit cap of $10,000 per month that applies to other employees.

Business Travel Accident Insurance — the cap on this benefit for executive officers is $1,000,000 versus a cap of $500,000 that applies to other employees.

Retiree Medical Benefits — executives and eligible family members of executives who retire may continue on our medical and dental plans to age 65. In order to qualify for retiree medical benefits, the executive must be at least 40 years of age and have provided a minimum of four years of service to us. Premiums are paid by the former executive.

Annual Physical Examination — executives are entitled to an annual comprehensive medical evaluation by a medical provider of their choice.

Additional Life Insurance — Kambiz Y. Hooshmand, our President and Chief Executive Officer, is provided with an additional term life insurance policy with a death benefit of $2,000,000. Mr. Hooshmand is the policy owner with the ability to name his beneficiary.

Non-qualified Deferred Compensation Plan — executives may defer up to 100% of current cash earnings into a non-qualified deferred compensation plan. We do not contribute to the plan. For additional information, see “Non-qualified Deferred Compensation” below.

Other Benefits — from time to time, we may provide certain other benefits to executives that are intended to enhance the executive’s productivity or health and do not present material incremental costs to us. For example, we provide our executives with incidental snack foods for their convenience, and Mr. Hooshmand occasionally utilizes a small portion of his company-provided administrative assistant’s available time to handle personal matters to allow him to efficiently focus his efforts on his work responsibilities.

Severance Benefits

On September 19, 2007, the Committee approved the Executive Severance Benefit Plan (the “Plan”) to provide for the payment of severance benefits to certain eligible executives if they are subject to qualifying employment terminations, and additional benefits if such qualifying employment terminations occur within 12 months following a change in control (as defined in the Plan). The Plan superseded all other generally applicable severance or change in control plans as well as severance and change in control benefits in employment agreements, other than the benefits in the letter agreement between Kambiz Hooshmand and us, as such benefits relate to a covered termination not in connection with a change in control (until September 19, 2008). In addition, the Plan does not grant benefits to Robert Gargus for a covered termination in connection with a change in control until September 19, 2008. For additional information, see “Potential Payments upon Termination or Change in Control” below.

Tax and Accounting Considerations

Effects of Section 162(m)

The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the corporation’s principal executive officer and the corporation’s three most highly compensated executive officers other than the principal executive officer or the principal financial officer, unless such compensation meets the requirements for “performance based compensation.” As the cash compensation paid by us to each of our executives for fiscal 2008 was below $1 million and the Committee believes that options and RSUs granted under our 1992 Plan to our executives meet the requirements for qualifying as performance based compensation, the Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Committee’s policy to qualify to the extent reasonable our executive officer compensation for deductibility under applicable tax law. However, we may, from time to time, pay compensation to our officers that may not be deductible.

Financial Restatement

The Committee may seek, as appropriate and to the extent permitted by governing law, to recover any cash or equity-based incentive compensation paid to an executive officer where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement of our financial statements.

Summary Compensation Table

The following table provides certain information concerning the compensation earned by each of the following individuals (the “Named Executive Officers”): our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, our three other most highly compensated executive officers as of March 31, 2008; and one of our former executive officers.

					Non-Equity
			Option	Stock	Incentive Plan		All Other
	Fiscal	Salary	Awards(1)	Awards(2)	Compensation(3)		Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)		($)		($)

Kambiz Y. Hooshmand	2008	457,688	1,631,770	—	—		17,360	(4)	2,106,818
President and Chief Executive Officer	2007	400,000	1,939,798	—	300,000		3,108	(5)	2,642,906
Robert G. Gargus	2008	298,077	330,085	—	—		10,078	(6)	638,240
Senior Vice President and Chief Financial Officer	2007	250,000	366,169	—	121,700		4,962	(7)	742,831
Daryn Lau	2008	271,538	342,983	—	—		5,340	(8)	619,861
Senior Vice President, Corporate Marketing and Business Development	2007	260,000	377,504	—	119,800	(9)	1,000	(10)	758,304
Roger Wendelken	2008	234,423	132,683	—	—		157,219	(11)	524,325
Vice President, World Wide Sales
Barbara Murphy	2008	244,996	148,599	19,870	—		8,877	(12)	422,342
Vice President, General Manager, Storage	2007	219,564	396,486	—	80,800		2,764	(13)	699,614
Robert H. Bagheri	2008	241,226	212,226	19,870	—		3,305	(15)	476,627
Senior Vice President, Operations and Quality(14)	2007	245,000	248,244	—	111,500		47,642	(16)	652,386

(1)	The amounts shown represent the compensation expense recognized by us in fiscal 2008 and 2007 for stock options granted to the Named Executive Officers during fiscal 2008 and 2007 and in prior years that continued to vest during fiscal 2008 and 2007, in accordance with SFAS No. 123(R). We use the Black-Scholes pricing model to calculate stock-based compensation expense under SFAS No. 123(R). For more information regarding the assumptions used in determining compensation expense under SFAS No. 123(R), see note 1 to our consolidated financial statements included in our fiscal 2008 Annual Report on Form 10-K. Amounts reported do not incorporate forfeiture estimates. Amounts reported for 2007 in this table have been updated from those previously reported in fiscal 2007 because such reported amounts incorporated forfeiture estimates.

(2)	The amount shown represents the compensation expense recognized by us in fiscal 2008 for restricted stock units granted to the Named Executive Officers during fiscal 2008 in accordance with SFAS No 123(R).

(3)	The amounts shown consist of bonus payments under our cash bonus plan for executives.

(4)	The amount shown consists of a 401(k) matching contribution of $2,000, disability insurance premiums of $4,724, executive medical reimbursements of $9,394, incidental snack foods valued at $172 and supplemental life insurance premiums of $1,070.

(5)	The amount shown consists of a 401(k) matching contribution of $2,038 and supplemental life insurance premiums of $1,070. The amount shown does not include payments of approximately $317,000 in the aggregate that Mr. Hooshmand received in fiscal 2007 in lieu of the reimbursement of certain closing costs and for related tax gross-ups as provided in Mr. Hooshmand’s employment agreement and an amendment thereto that were entered into prior to fiscal 2007; such amounts were reported as compensation for Mr. Hooshmand in the Summary Compensation Table in our fiscal 2006 proxy statement.

(6)	The amount shown consists of a 401(k) matching contribution of $2,000, disability insurance premiums of $1,513, and executive medical reimbursements of $6,565.

(7)	The amount shown consists of a 401(k) matching contribution of $4,000 and a cash-out of accrued holiday time of $962.

(8)	The amount shown consists of a 401(k) matching contribution of $2,529, disability insurance premiums of $1,257, executive medical reimbursements of $1,446 and incidental snack foods valued at $108.

(9)	The amount shown does not include a guaranteed bonus of $50,000 that Mr. Lau received in fiscal 2007 in connection with the completion of his first year of employment with us.

(10)	The amount shown consists of a cash-out of accrued holiday time.

(11)	The amount shown consists of a 401(k) matching contribution of $904, disability insurance premiums of $407, executive medical reimbursements of $25,458 and commissions earned during the period of $130,450.

(12)	The amount shown consists of a 401(k) matching contribution of $2,000, disability insurance premiums of $860, and executive medical reimbursements of $6,017.

(13)	The amount shown consists of a 401(k) matching contribution of $2,000 and a cash-out of accrued holiday time of $764.

(14)	Mr. Bagheri’s termination of employment occurred on January 31, 2008. He has provided consulting services for which AMCC has agreed to pay $4,000 per month ($8,000 in total for February and March 2008) and which are not included in the amount shown.

(15)	Amount shown consists of disability insurance premiums of $1,266 and executive medical reimbursements of $2,039.

(16)	The amount shown consists of housing assistance payments of $42,468, medical reimbursement payments of $2,819, a cash-out of accrued holiday time of $1,885, incidental snack foods valued at $364 and supplemental disability insurance premiums of $106.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to the Named Executive Officers during the fiscal year ended March 31, 2008:

						All Other		All Other
						Option		Restricted
						Awards;		Stock Awards;		Grant Date
						Number of		Number of	Exercise or	Fair Value
		Estimated Future Payouts				Securities		Securities	Base Price of	of Stock
		Under Equity Incentive Plan Awards(1)				Underlying		Underlying	Option	and Option
		Threshold	Target	Maximum		Options(1)		RSUs	Awards	Awards(4)
Name	Grant Date	(#)	(#)	(#)		(#)		(#)	($/Sh)	($)

Kambiz Y. Hooshmand	5/3/2007	—	—	—		72,687	(2)	—	12.16	389,460
	5/3/2007	—	—	—		72,687	(2)	—	12.16	389,460
	5/3/2007	—	—	53,150	(3)	—		—	12.16	392,141
Robert G. Gargus	5/3/2007	—	—	—		28,887	(2)	—	12.16	154,779
	5/3/2007	—	—	—		28,887	(2)	—	12.16	154,779
	5/3/2007	—	—	21,125	(3)	—		—	12.16	155,860
Daryn Lau	5/3/2007	—	—	—		23,112	(2)	—	12.16	123,837
	5/3/2007	—	—	—		23,112	(2)	—	12.16	123,837
	5/3/2007	—	—	16,900	(3)	—		—	12.16	124,688
Roger Wendelken	5/3/2007	—	—	—		14,437	(2)	—	12.16	77,356
	5/3/2007	—	—	—		14,437	(2)	—	12.16	77,356
	5/3/2007	—	—	10,550	(3)	—		—	12.16	77,837
Robert H. Bagheri	5/3/2007	—	—	—		23,112	(2)	—	12.16	123,836
	5/3/2007	—	—	16,900	(3)	—		—	12.16	124,688
	5/15/2007	—	—	—		—		7,704 (2)	—	91,215
Barbara Murphy	5/3/2007	—	—	—		23,112	(2)	—	12.16	123,836
	5/3/2007	—	—	16,900	(3)	—		—	12.16	124,688
	5/15/2007	—	—	—		—		7,704 (2)	—	91,215

(1)	All stock option awards were granted under our 1992 Stock Option Plan (the predecessor to the 1992 Plan) and have eight year terms (except that if the specific revenue and pre-tax profit targets for the “special” grants are not achieved in any fiscal quarter before fiscal 2010, those options will expire).

(2)	Represents a “regular” grant described in “Compensation Discussion and Analysis — Components of Compensation — Equity Incentives.”

(3)	Represents a “performance” grant described in “Compensation Discussion and Analysis — Components of Compensation — Equity Incentives.”

(4)	The amounts shown represent the full grant date fair value of each stock option and restricted stock unit award reported in this column, as calculated under SFAS No. 123(R). We use the Black-Scholes pricing model to calculate stock-based compensation expense under SFAS No. 123(R). For more information regarding the assumptions used in determining compensation expense under SFAS No. 123(R), see note 1 to our consolidated financial statements included in our fiscal 2008 Annual Report on Form 10-K.

Employment Agreements

In March 2005, we entered into a letter agreement with Mr. Hooshmand, pursuant to which Mr. Hooshmand serves as our President and Chief Executive Officer. Under the agreement, Mr. Hooshmand receives a current base salary at an annual rate of $460,000. The agreement also provides that Mr. Hooshmand is eligible to participate in any annual bonus program that the Committee may establish and to receive other benefits commensurate with those offered to our other executive officers. Mr. Hooshmand participates in our standard medical, dental and life insurance benefits, 401(k) plan and our deferred compensation plan. We also pay for a supplemental term life insurance policy with a face value of $2 million for the benefit of Mr. Hooshmand’s designated beneficiary.

The agreement provided for the reimbursement of Mr. Hooshmand’s relocation and temporary living expenses (including tax reimbursement for any taxable income realized upon such reimbursement). In February 2006, the agreement was amended to provide, in lieu of the reimbursement of up to $160,000 in closing costs relating to the purchase of his primary residence, a one-time payment of approximately $317,000 to be used by him exclusively for the purchase of a residence in the San Diego area and to cover the related federal, state or local taxes payable by Mr. Hooshmand. The amendment further provided that in the event Mr. Hooshmand voluntarily leaves his employment with us, or is terminated by us for “cause” (as defined in the agreement), during the 18-month period following the initial disbursement of the payment, then Mr. Hooshmand would have been required to reimburse us for the full amount of the payment.

In September 2005, we entered into a letter agreement with Mr. Gargus, pursuant to which Mr. Gargus serves as our Senior Vice President and Chief Financial Officer. Under the agreement, Mr. Gargus receives a current base salary at an annual rate of $300,000. The agreement also provides that Mr. Gargus is eligible to participate in any annual bonus program that the Committee may establish. Mr. Gargus participates in our standard medical, dental and life insurance benefits, 401(k) plan and our deferred compensation plan.

In April 2005, we entered into a letter agreement with Daryn Lau, pursuant to which Mr. Lau serves as our Senior Vice President, General Manager, Integrated Communications Products, ICP. Under the agreement, Mr. Lau receives a current base salary at an annual rate of $275,000. The agreement also provides that Mr. Lau is eligible to participate in any annual bonus program that the Committee may establish. For the first year of his employment Mr. Lau received a guaranteed bonus of $50,000. Pursuant to the agreement, Mr. Lau also received a $100,000 signing bonus.

In May 2006, we entered into an agreement with Roger Wendelken, pursuant to which Mr. Wendelken serves as our Vice President of World Wide Sales. Under this agreement Mr. Wendelken receives a current base salary at an annual rate of $250,000. The agreement also provides that Mr. Wendelken will be eligible to receive commissions on sales by the company under its sales compensation plan with a commission target equal to approximately 55% of his base salary.

In March 2004, we entered into an Employment and Non-Solicitation Agreement with Barbara Murphy, pursuant to which Ms. Murphy served as our Senior Vice President, General Manager, Storage until May 2008. Pursuant to the agreement, Ms. Murphy received a base salary at an annual rate of $245,000.

In October 2005, we entered into a letter agreement with Robert Bagheri, pursuant to which Mr. Bagheri served as our Senior Vice President of Operations until January 2008. Under the agreement, Mr. Bagheri received a base salary at an annual rate of $260,000. The agreement provided for the reimbursement of. Mr. Bagheri’s relocation and temporary living expenses (including tax reimbursement for any taxable income realized upon such reimbursement).

In February 2008, we entered into a release of claims and severance and consulting agreement with Mr. Bagheri, pursuant to which Mr. Bagheri provides services to help us maintain our Operations Department and transition to new leadership for the Operations Department. Under the agreement Mr. Bagheri receives $4,000 in monthly consulting fees for up to 10 hours per week of services, plus reimbursement of certain reasonable out-of-pocket expenses. Pre-authorized time over and above the agreed-upon 10 hours per week is to be billed at an hourly rate ranging from $250 to $500. The agreement is scheduled to expire on January 31, 2009. Either party may cancel the agreement with 30 days advance written notice.

Potential Payments Upon Termination or Change in Control

On September 19, 2007, the Committee adopted the Executive Severance Benefit Plan. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible executives in the event they are subject to qualifying employment terminations, and additional benefits if such qualifying employment terminations occur within 12 months following a change in control. A qualifying termination includes an involuntary termination without cause or resignation for good reason. For such purposes, good reason includes a resignation due to a material reduction in base salary, duties or responsibilities, or an increase in the one-way driving distance to the place of work by more than 50 miles. The Plan provides the following benefits to participants:

•	Cash Severance Benefits

•	Health Severance Benefits

•	Option Acceleration Benefits

•	Option Exercise Extension Period

•	RSU Acceleration Benefit

Cash Severance Benefits

In the case of a covered termination that does not qualify as a change in control termination, the Chief Executive Officer will receive a lump sum payment equal to 18 months of base salary, the Chief Financial Officer will receive a lump sum payment equal to 12 months of base salary, and other eligible executives will receive a lump sum payment equal to two months per completed year of service, up to maximum of six months of base salary. The Chief Executive Officer will also receive a lump sum payment equal to his target bonus amount under the company’s annual bonus plan, prorated for the number of days of employment during the fiscal year in which his employment terminated. In the case of a change in control termination, the Chief Executive Officer will receive a lump sum payment equal to 24 months of base salary, the Chief Financial Officer will receive a lump sum payment equal to 18 months of base salary, and other eligible executives will receive a lump sum payment equal to 12 months of base salary. The Chief Executive Officer and Chief Financial Officer will also receive an amount equal to his target bonus amount under the company’s annual bonus plan.

Health Severance Benefits

Eligible executives will continue to receive health, dental, or vision plan coverage for a period of months following covered terminations. In the case of a covered termination that does not qualify as a change in control termination, eligible executives will receive continued health severance benefits for the months equal to the number of months of base salary used to calculate cash severance benefits. In the case of a change in control termination, executives will receive continued health severance benefits of the following duration: for the Chief Executive Officer, 24 months; for the Chief Financial Officer, 12 months; for other eligible executives, six months.

Option Acceleration Benefits

In the case of a covered termination that is not a change in control termination, the Chief Executive Officer will vest the next 24 monthly time-based vesting installments of his options and the Chief Financial Officer will vest the next 12 monthly time-based vesting installments of his options. In the case of a change in control termination, the Chief Executive Officer and Chief Financial Officer will vest all remaining vesting installment of their options, whether time-based or performance-based. Other eligible executives will vest the next 12 monthly time-based vesting installment of their options.

Option Exercise Extension Period

In the case of a covered termination that is not a change in control termination, the Chief Executive Officer will have 24 months to exercise his vested stock options and the Chief Financial Officer will have 15 months to exercise his vested stock options. In the case of a change in control termination, the Chief Executive Officer will have 24 months to exercise his vested stock options, the Chief Financial Officer will have 15 months to exercise his vested stock options and other eligible executives will have 12 months to exercise their vested stock options.

RSU Acceleration Benefit

In the case of a covered termination that is not a change in control termination, the Chief Executive Officer will vest the next eight quarterly time-based vesting installments of his RSUs and the Chief Financial Officer will vest the next four quarterly time-based vesting installments of his RSUs. In the case of a change in control termination, the Chief Executive Officer and Chief Financial Officer will vest the remainder of all vesting installments of their RSUs, whether time-based or performance-based. Other eligible executives will vest the next four quarterly time-based vesting installments of their RSUs.

Prior Agreements

Pursuant to our letter agreement with Mr. Hooshmand, if we terminate Mr. Hooshmand’s employment without cause or if Mr. Hooshmand terminates his employment for good reason, we will pay a separation payment equal to 18 months’ base salary, less applicable withholdings and deductions. We will also pay Mr. Hooshmand a pro rata portion of a $300,000 bonus. In such event, certain of Mr. Hooshmand’s stock options will immediately vest as if he had completed an additional 24 months of service with us and will be exercisable for an additional 24 months after the date of termination (or, if earlier, on the original expiration date of such option). This provision will be superseded by our Executive Severance Benefit Plan effective September 19, 2008.

Severance and Change-In-Control Benefits Table

The following tables summarize the potential severance and change-in-control payments payable to the Named Executive Officers assuming their employment was terminated under the circumstances described above as of March 31, 2008:

Severance Benefits not in Connection with a Change in Control

	Base		Value of	Value of	Total
	Salary	Bonus	Employee	Accelerated	Potential
Executive	Component(1)	Component	Benefits(2)	Vesting(3)	Value

Kambiz Y. Hooshmand	$690,000	$300,000	$23,093	—	$1,013,093
Robert G. Gargus	—	—	—	—	—
Daryn Lau	137,500	—	7,698	—	145,198
Roger Wendelken	117,500	—	7,698	—	125,198
Robert H. Bagheri(4)	—	—	—	—	—
Barbara Murphy(5)	—	—	—	—	—

Severance Benefits in Connection with Change in Control

	Base		Value of	Value of	Total
	Salary	Bonus	Employee	Accelerated	Potential
Executive	Component(1)	Component	Benefits(2)	Vesting(3)	Value

Kambiz Y. Hooshmand	$690,000	$300,000	$23,093	—	$1,013,093
Robert G. Gargus	300,000	—	—	—	300,000
Daryn Lau	275,000	—	7,698	—	282,698
Roger Wendelken	235,000	—	7,698	—	242,698
Robert H. Bagheri(4)	—	—	—	—	—
Barbara Murphy(5)	—	—	—	—	—

(1)	The amount shown is based on salary effective March 31, 2008.

(2)	The amount shown is based on COBRA Premium rates at most recent plan elections and family coverage categories.

(3)	No value was attributed to accelerated vesting since as of March 31, 2008, the only equity awards held by the Named Executive Officers that were subject to accelerated vesting were “out-of-the-money” stock options.

(4)	Mr. Bagheri terminated his employment effective January 31, 2008 and did not receive any severance benefits upon termination.

(5)	Ms. Murphy terminated her employment effective May 30, 2008 and did not receive any severance benefits upon termination.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of March 31, 2008:

	Option and Restricted Stock Unit Awards(1)
			Equity
			Incentive
			Plan
	Number of	Number of	Awards:
	Securities	Securities	Number of
	Underlying	Underlying	Securities				Market Value
	Unexercised	Unexercised	Underlying	Option		Unvested	of Unvested
	Options —	Options —	Unexercised	Exercise	Option	Restricted	Restricted
	Exercisable	Unexercisable	Unearned Options	Price	Expiration	Stock	Stock
Name	(#)	(#)	(#)	($)	Date	Unit Awards	Unit Awards

Kambiz Y. Hooshmand	412,500	137,500	—	12.84	3/20/2015	—	—
	103,125	34,375	—	14.12	3/20/2015	—	—
	31,250	—	31,250 (3)	11.92	6/1/2015	—	—
	44,922	48,828	—	14.68	4/27/2016	—	—
	22,461	24,414	—	14.68	4/27/2016	—	—
	22,461	24,414	—	16.15	4/27/2016	—	—
	—	—	93,750 (2)	14.68	3/30/2009	—	—
	15,143	57,544	—	12.16	5/2/2015	—	—
	15,143	57,544	—	12.16	5/2/2015	—	—
	—	—	53,150 (2)	12.16	5/2/2015	—	—
Robert G. Gargus	35,419	23,206	—	11.28	10/9/2015	—	—
	17,445	11,430	—	12.41	10/9/2015	—	—
	14,076	15,299	—	14.68	4/27/2016	—	—
	7,038	7,649	—	14.68	4/27/2016	—	—
	7,038	7,649	—	16.15	4/27/2016	—	—
	8,985	9,765	—	14.68	4/27/2016	—	—
	8,985	9,765	—	16.15	4/27/2016	—	—
	6,018	22,869	—	12.16	5/2/2015	—	—
	6,018	22,869	—	12.16	5/2/2015	—	—
	21,125	—	—	12.16	5/2/2016	—	—
	—	—	29,375 (2)	14.68	4/27/2016	—	—
Daryn Lau	14,953	9,797	—	10.56	10/27/2015	—	—
	20,453	8,422	—	12.58	5/30/2015	—	—
	41,526	17,099	—	11.44	5/30/2015	—	—
	16,900	—	—	12.16	5/2/2015	—	—
	4,815	18,297	—	12.16	5/2/2015	—	—
	4,815	18,297	—	12.16	5/2/2015	—	—
	30,359	19,891	—	9.60	10/27/2015	—	—
	11,979	13,021	—	14.68	4/27/2016	—	—
	5,990	6,510	—	14.68	4/27/2016	—	—
	5,990	6,510	—	16.15	4/27/2016	—	—
	—	—	25,000 (2)	14.68	3/30/2009	—	—

	Option and Restricted Stock Unit Awards(1)
			Equity
			Incentive
			Plan
	Number of	Number of	Awards:
	Securities	Securities	Number of
	Underlying	Underlying	Securities				Market Value
	Unexercised	Unexercised	Underlying	Option		Unvested	of Unvested
	Options —	Options —	Unexercised	Exercise	Option	Restricted	Restricted
	Exercisable	Unexercisable	Unearned Options	Price	Expiration	Stock	Stock
Name	(#)	(#)	(#)	($)	Date	Unit Awards	Unit Awards

Roger Wendelken	8,021	9,479	—	14.64	5/7/2016	—	—
	9,740	11,510	—	14.64	5/7/2016	—	—
	9,740	11,510	—	16.10	5/7/2016	—	—
	—	—	17,500 (2)	14.64	3/30/2009	—	—
	10,550 (2)	—	—	12.16	5/2/2015	—	—
	3,008	11,429	—	12.16	5/2/2015	—	—
	3,008	11,429	—	12.16	5/2/2015	—	—
Robert H. Bagheri	—	—	—	—	—	6,258	44,932
	31,755	22,682	—	10.60	11/13/2015	—	—
	4,815	18,297	—	12.16	5/2/2015	—	—
	16,900 (2)	—	—	12.16	5/2/2015	—	—
	15,640	11,172	—	11.66	11/13/2015	—	—
	10,182	11,068	—	14.68	4/27/2016	—	—
	5,091	5,534	—	14.68	4/27/2016	—	—
	5,091	5,534	—	16.15	4/27/2016	—	—
	—	—	21,250 (2)	14.68	3/30/2009	—	—
Barbara Murphy	3,469	1,031	—	14.40	2/23/2015	—	—
	7,188	7,812	—	14.68	4/27/2016	—	—
	15,500	—	—	11.92	9/28/2010	—	—
	3,938	562	—	13.16	9/1/2014	—	—
	16,900 (2)	—	—	12.16	5/2/2015	—	—
	1,797	1,953	—	14.68	5/25/2016	—	—
	1,797	1,953	—	16.15	5/25/2016	—	—
	3,594	3,906	—	14.68	4/27/2016	—,
	3,594	3,906	—	16.15	4/27/2016	—	—
	4,815	18,297	—	12.16	5/2/2015	—	—
	—	—	15,000 (2)	14.68	3/30/2009	—	—
	—	—	—	—	—	6,258	44,932

(1)	Unless otherwise indicated, the stock option vests in equal monthly installments over four years following the date of grant. Restricted stock units vest in equal quarterly installments over four years following the date of grant.

(2)	The stock option vests only if we are able to achieve, prior to fiscal year 2010, specified revenue and pre-tax profit targets. If such targets are not achieved in any fiscal quarter before fiscal 2010, the stock option will expire.

(3)	Performance stock option goals achieved for 50% vesting.

Option Exercises and Stock Vested

The following table provides information regarding shares of our common stock acquired by the Named Executive Officers pursuant to exercises of stock options or the vesting of stock awards during the fiscal year ended March 31, 2008:

	Option Awards		Restricted Stock Unit Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise(1)	Vesting	on Vesting(2)
Name	(#)	($)	(#)	($)

Kambiz Y. Hooshmand	—	—	—	—
Robert G. Gargus	—	—	—	—
Daryn Lau	—	—	—	—
Roger Wendelken	—	—	—	—
Robert Bagheri	—	—	1,446	14,229
Barbara Murphy	25,551	204,414	1,446	14,229

(1)	The value realized on exercise is calculated by multiplying the excess of the market price of our common stock at exercise over the exercise price for the stock options by the number of shares acquired upon exercise.

(2)	The value realized on vesting is calculated by multiplying the market price of our common stock at vesting by the number of shares acquired upon vesting.

Non-qualified Deferred Compensation

The following table provides, for the fiscal year ended March 31, 2008, information with respect to our non-qualified deferred compensation plan as it relates to the Named Executive Officers:

	Executive	Aggregate	Aggregate
	Contributions	Earnings	Balance
	in Last FY(1)	in Last FY	at Last FYE
Name	($)	($)(2)	($)

Kambiz Y. Hooshmand	376,538	(44,070)	604,405	(3)
Robert G. Gargus	119,935	(16,475)	130,990	(4)
Daryn Lau	215,170	(43,000)	487,434	(5)
Roger Wendelken	—	—	—	(6)
Robert H. Bagheri	55,750	(5,207)	105,766	(7)
Barbara Murphy	132,220	(12,701)	258,362	(8)

(1)	Amounts shown are reported in their entirety in the Summary Compensation Table.

(2)	Amounts shown are not reported in the Summary Compensation Table as they do not consist of above-market or preferential earnings.

(3)	$200,000 of this amount was reported in the Summary Compensation Table for the previous year.

(4)	$19,231 of this amount was reported in the Summary Compensation Table for the previous year.

(5)	$89,150 of this amount was reported in the Summary Compensation Table for the previous year.

(6)	Mr. Wendelken did not participate in this plan in the previous year.

(7)	$37,692 of this amount was reported in the Summary Compensation Table for the previous year.

(8)	$57,678 of this amount was reported in the Summary Compensation Table for the previous year.

We permit select employees to defer up to 85% of their base salary and up to 100% of cash incentive compensation otherwise payable each year under a non-qualified deferred compensation plan. We do not match or otherwise augment the deferral amounts, which are carried as a liability on our financial statements. Each participant has a bookkeeping account in the plan. We purchased corporate owned life insurance to finance the plan. The plan permits participant to elect phantom investment alternatives that mirror the gains and/or losses of several different investment funds. The bookkeeping account is adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Participants may change their selected phantom investment alternatives at any time. The deferred amount plus earnings is the benefit to which an employee is entitled upon termination of employment by reason of death, disability, change in control, retirement or other termination. Employees may also receive a distribution upon a showing of financial hardship. However, there were no withdrawals or distributions during the fiscal year ended March 31, 2008. Payments to key employees may not be made sooner than six months after termination except on account of death or disability.

Director Compensation

The following table provides information concerning the compensation earned by our non-employee directors for the fiscal year ended March 31, 2008:

	Fees Earned
	or Paid
	in Cash	Option Awards(2)		Total
Name	($)	($)		($)

Cesar Cesaratto	82,000	73,488	(3)	155,488
Niel Ransom, Ph.D.	53,500	110,160	(4)	163,660
Fred Shlapak	53,500	97,478	(5)	150,978
Arthur B. Stabenow	71,500	61,240	(6)	132,740
Julie H. Sullivan, Ph.D.	61,000	100,372	(7)	161,372
Donald Colvin(1)	41,181	30,044	(8)	71,225

(1)	Mr. Colvin joined the board in April 2007.

(2)	The amounts shown represent the compensation expense recognized by us in fiscal 2008 for stock options granted to the non-employee directors during fiscal 2008 and in prior years that continued to vest during fiscal 2008, in accordance with SFAS No. 123(R). We use the Black-Scholes pricing model to calculate stock-based compensation expense under SFAS No. 123(R). For more information regarding the assumptions used in determining compensation expense under SFAS No. 123(R), see note 1 to our consolidated financial statements included in our fiscal 2008 Annual Report on Form 10-K.

(3)	As of March 31, 2008 Mr. Cesaratto had outstanding options to purchase 95,000 shares of common stock.

(4)	As of March 31, 2008 Dr. Ransom had outstanding options to purchase 31,250 shares of common stock.

(5)	As of March 31, 2008 Mr. Shlapak had outstanding options to purchase 31,250 shares of common stock.

(6)	As of March 31, 2008 Mr. Stabenow had outstanding options to purchase 112,500 shares of common stock.

(7)	As of March 31, 2008 Dr. Sullivan had outstanding options to purchase 43,750 shares of common stock.

(8)	As of March 31, 2008 Mr. Colvin had outstanding options to purchase 18,750 shares of common stock.

The following table sets forth the full grant date fair value of each stock option award granted during the last fiscal year, as calculated under SFAS No. 123(R):

		Number of Shares	Grant Date
		Underlying	Fair Value of
	Grant Date of	Option Award	Option Award
Name	Option Award	(#)	($)

Cesar Cesaratto	5/3/2007	12,500	64,025
	5/3/2007	2,500	12,805
Niel Ransom, Ph.D.	5/3/2007	12,500	64,025
Fred Shlapak	5/3/2007	12,500	64,025
Arthur B. Stabenow	5/3/2007	12,500	64,025
Julie H. Sullivan, Ph.D.	5/3/2007	12,500	64,025
Donald Colvin	5/3/2007	18,750	90,303

Director Compensation Policies and Processes

Compensation for our non-employee directors is reviewed yearly by our Governance and Nominating Committee, which presents market data and recommendations to the full Board of Directors for approval. The

Governance and Nominating Committee met in August 2007 to review market data prepared by Compensia as well as the 2007 Director Compensation Report published by the National Association of Corporate Directors.

There were no changes to non-employee director compensation for fiscal 2008. The only change to our non-employee director compensation recommended by the Nominating and Governance Committee for fiscal 2009 was to change the equity award structure for non-employee directors. In lieu of awarding stock options to newly elected directors, commencing with fiscal 2009, these directors will receive RSUs. Additionally, commencing with fiscal 2009, in lieu of receiving only stock options each fiscal year, ongoing directors will receive a combination of options to purchase 6,250 shares and RSUs covering 2,000 shares.

The Governance and Nominating Committee made the change to RSUs to reduce shareholder dilution and to more appropriately reward directors for their services via full-value equity awards. The Board of Directors adopted the Governance and Nominating Committee’s non-employee director compensation recommendations in August 2007.

In addition, the Governance and Nominating Committee recommended, and the Board of Directors approved, stock ownership guidelines for non-employee directors. Such guidelines require that by April 1, 2011 (or for any director first elected to the Board of Directors after April 1, 2008, by the third anniversary of such director’s initial election to the Board), each non-employee director own not less than 6,000 shares of our common stock.

The following is a summary of our current non-employee director compensation:

Board of Directors annual retainer:  $12,000

Chairman of the Board annual retainer:  $24,000

Audit Committee Chair annual retainer:  $16,000

Compensation Committee and Governance & Nominating Committee Chair annual retainer:  $12,000

Committee Member annual retainer:  $8,000

Meeting fees:  $2,000 per Board of Directors meeting attended and $500 per telephonic Board of Directors meeting attended, $1,000 per Committee meeting attended and $500 per telephonic Committee meeting attended.

Additional fees:  We have also authorized payment of (i) an annual retainer of $12,000 to members of our Technical Advisory Board Committee who are non-employee directors; (ii) a fee of $500 per meeting attended by members of our Enterprise Risk Management Committee who are non-employee directors and (iii) a fee of $1,000 per meeting attended by the chairman of our Compensation Committee with our independent compensation consultant.

Expenses:  Reasonable travel-related expenses are reimbursed for attendance at Board and Committee meetings.

Stock Options and Restricted Stock Units:  Each person who becomes a non-employee director is granted RSUs covering 6,250 shares on the first regularly scheduled RSU grant date after the person first becomes a non-employee director unless our trading window is closed under our insider trading policy, in which case such award of RSUs is granted on the first regularly scheduled RSU grant date day our trading window is open following the date the individual first becomes a non-employee director. RSUs granted upon initial election to the Board vest in 12 equal quarterly installments following the date the director is first elected so that the RSU is fully vested in three years.

On the second day following our release of earnings for each fiscal year, each non-employee director is granted an option to purchase 6,250 shares of common stock if on such date, he or she has served on our Board for at least six months. The Chairman of the Board is granted an additional option to purchase 2,500 shares of common stock on such date. The exercise price of each stock option granted is equal to the fair market value of one share of common stock on the date of grant. In addition, each continuing non-employee director receives RSUs covering 2,000 shares on the first regularly scheduled RSU grant date following the release of earnings for the fiscal year. Options granted to our continuing non-employee directors vest in 12 equal monthly installments following the date of grant. RSUs granted to our continuing non-employee directors vest in their entirety one year following the date of grant.

In the event of a dissolution or liquidation, a sale of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or any other capital reorganization in which more than 50% of our shares entitled to vote are exchanged, either:

•	the director will be given a reasonable time within which to exercise the option, including as to any otherwise unvested shares prior to the effectiveness of such event after which the option will terminate, or

•	the director will be given the right to exercise the option, including as to any otherwise unvested shares, for an equivalent number of shares of stock of the acquiring or surviving corporation.

CERTAIN TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions

The Charter of our Audit Committee requires that members of the Audit Committee, all of whom are independent directors, review and approve every related-person transaction that must be disclosed by us pursuant to Item 404(a) of Regulation S-K of the SEC. A related-person transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: any of our executive officers, directors, nominees for director, or more than 5% stockholders, including any of their immediate family members as defined in Item 404(a) of Regulation S-K of the SEC.

In addition, our Audit Committee is responsible for reviewing our management’s efforts to monitor compliance with our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, our employees, officers and directors are expected to avoid influences that conflict with our best interests or that might deprive us of their undivided loyalty in business dealings, such as related-person transactions, unless specifically authorized as described in the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics can be found in the Investor Relations section of our corporate website, http://www.amcc.com, under Corporate Governance.

Related-Person Transactions During Fiscal 2008

We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are AMCC stockholders will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Computershare Trust Company, 250 Royall Street, Canton, MA 02021, telephone number (312) 588-4143. You may also direct a written or oral request for the separate Notice and, if applicable, other proxy materials to: Investor Relations, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, CA 94089, telephone number (408) 542-8600. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you a separate Notice and if applicable, other proxy materials. Stockholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. You also can find our SEC filings at the SEC’s website at http://www.sec.gov.

The SEC allows us to incorporate by reference, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference our annual report on Form 10-K for the fiscal year ended March 31, 2008, which contains important information about us and our business, financial condition and results of operations.

Documents specifically incorporated into this document by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this document.

A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2008 is available without charge upon written request to: Investor Relations, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, CA 94089 or is available on line at http://www.amcc.com.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Cynthia J. Moreland
Secretary

July 8, 2008

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Applied Micro Circuits Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Applied Micro Circuits Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY. 11717.

		PAGE	2 OF	2
	☒
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:		APMIC1		KEEP THIS PORTION FOR YOUR RECORDS

				DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MICRO CIRCUITS CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
THE GOVERNANCE AND NOMINATING COMMITTEE RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW
1.	To elect as Directors of Applied Micro Circuits Corporation the nominees listed below.		☐	☐	☐

Nominees:

	01) Cesar Cesaratto 02) Donald Colvin 03) Kambiz Y. Hooshmand 04) Niel Ransom, Ph.D.	05) Fred Shlapak 06) Arthur B. Stabenow 07) Julie H. Sullivan, Ph.D.

THE AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” PROPOSAL 2								For	Against	Abstain

2.	To ratify the selection of Ernst & young LLP as the Company’s Independent registered public accounting firm for the fiscal year ending March 31, 2009.							☐	☐	☐

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the accompanying proxy statement. The record date for the annual meeting is June 23, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

			Yes	No		BROADRIDGE
FINANCIAL SOLUTIONS, INC.
Please indicate if you plan to attend this meeting.			☐	☐		ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

			P66011						123,456,789,012 03822W109 44
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10K and Annual Report are available at www.proxyvote.com.

APPLIED MICRO CIRCUITS CORPORATION
PROXY CARD
     The Annual Meeting of Stockholders of Applied Micro Circuits Corporation, a Delaware Corporation (the “Company”), will be held at the Company’s corporate headquarters located at 215 Moffett Park Drive, Sunnyvale, California 94089 on Tuesday, August 19, 2008, at 10:00 a.m., local time, for the purposes stated on the reverse side. The undersigned hereby appoints Kambiz Y. Hooshmand and Robert G. Gargus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of Applied Micro Circuits Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE REMAINING PROPOSAL. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXIES.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)